#54V – December 6, 2013                     Contact:    Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

Sonoco Details Strategic and Financial Targets

2014 Base EPS Estimate Established at Record Range of $2.45 to $2.53
Free Cash Flow Estimated to be $130 Million in 2014, After Dividends
Company Announces 2 Million Share Repurchase

Hartsville, S.C. – Sonoco (NYSE: SON) President and Chief Executive Officer M. Jack Sanders and Vice President and Chief Financial Officer Barry L. Saunders today provided the investment community in New York with an overview of the Company’s strategic initiatives and details of its financial outlook.

Company Reaffirms 2013 Estimates; Expects Record Base Earnings in 2014
Sonoco expects fourth quarter and full-year 2013 base earnings to be unchanged from the Company’s previously announced guidance of $.55 to $.59 and $2.27 to $2.31 per diluted share, respectively. Last year, the Company reported fourth quarter and full-year 2012 base earnings of $.56 and $2.21 per diluted share, respectively. Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges, acquisition expenses and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business.

“Despite the uncertainty involving the government shutdown in October, we have not seen any significant changes in business conditions in the fourth quarter that would cause us to change our previously communicated guidance,” said CFO Barry Saunders. “That said, business activity in the last few weeks of the year is always uncertain and we are hearing of normal plans by some of our customers to take holiday downtime. We are preparing accordingly.”

Commenting on 2013 results, CEO Jack Sanders said, “We are pleased with our overall performance thus far in 2013, and expect to meet our full-year financial targets. Through the first nine months of 2013, sales, gross profits and cash flow from operations were running at record levels. Although we got off to a bit of a slow start in the first quarter, by September year-to-date base earnings were up about 5 percent, despite higher pension expenses. Operating profits in our Consumer Packaging, Display and Packaging, and Protective Solutions segments were up year over year, while results from our Industrial businesses were essentially flat despite tough economic conditions in Europe and South America.”

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1 North Second Street
Hartsville, S.C.29550 USA
www.sonoco.com

Sonoco Details Strategic and Financial Targets – page 2

Sonoco estimates 2014 base earnings per diluted share to be in the range of $2.45 to $2.53, with a projected midpoint of $2.49 per diluted share. According to CFO Barry Saunders, the Company’s midpoint guidance assumes a $.31 per share improvement over 2013 expected results stemming primarily from a combination of modest volume growth, lower pension and post-retirement expenses and productivity gains. Offsetting these improvements is $.11 per share in negative items, driven by an estimated $.07 per share impact from higher depreciation expenses, a modest increase in the effective tax rate and higher information technology and other expenses.

“These projections suggest that Sonoco should have record base earnings in 2014, surpassing the $2.38 per diluted share achieved in 2007,” Saunders said.

Strong Free Cash Flow Outlook Provided; 2 Million Share Repurchase Announced
Saunders pointed out that through the first nine months of 2013 cash flow from operations has increased 44 percent from the same period of 2012 to a record $421 million, due to lower cash tax payments, lower pension and post retirement contributions and higher earnings. For 2013, the Company expects to generate free cash flow of approximately $190 million, after paying approximately $125 million in dividends to shareholders. (Free cash flow is defined as cash flow from operations minus net capital expenditures and cash dividends. Net capital expenditures is defined as capital expenditures minus proceeds from the disposal of capital assets.) Much of this year’s free cash flow has been used to reduce debt. Sonoco expects to end 2013 with net debt of approximately $810 million which would give the Company a net debt to total capitalization ratio of approximately 34 percent and a net debt to EBITDA ratio of approximately 1.4 times.

Looking forward, Sonoco is projecting that annual cash flow from operations should average approximately $450 million over the next two years. For 2014, free cash flow is estimated to be approximately $130 million, a decrease from 2013 levels due primarily to anticipated higher pension contributions and cash tax payments, CFO Saunders said.

President and CEO Jack Sanders outlined Sonoco’s anticipated capital deployment plans saying, “Following the pay down of more than $300 million in debt over the past two years, we are now focused on diversifying capital deployment to grow the Company and return value to our shareholders.”

“Our first priority will be to invest the capital necessary to grow our businesses and improve productivity while maintaining an investment grade credit rating. Furthermore, we expect to continue rewarding shareholders with dividends that should grow commensurate with earnings,” he said, noting that Sonoco has paid cash dividends to shareholders for 89 consecutive years and increased dividends for 31 years in a row.

“In addition, we plan to make targeted, bolt-on acquisitions and to return additional cash to shareholders through the buy back of shares from time to time to reduce dilution. During 2014, we expect to repurchase at least 2 million shares through open market purchases beginning in January,” he said, pointing out that Sonoco’s Board of Directors has previously authorized the repurchase of up to 5 million shares.

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Sonoco Details Strategic and Financial Targets – page 3

Strategy Focusing Resources to Targeted Growth Markets
Sanders said that Sonoco is focusing capital investments and other resources in those businesses that serve faster growing markets, including the Company’s Consumer Packaging and Protective Solutions businesses and selected emerging market opportunities for composite cans and tubes and cores.

“Our targeted growth areas include flexible packaging in Brazil, Southeast Asia and North America; Protective Solutions, particularly in Consumer and Industrial molded foam markets serving growing appliance and automotive sectors in North America; the global expansion of temperature assurance packaging serving life science markets; and finally to grow tubes and cores in Eastern Europe, Russia and the Middle East and composite cans in Poland, Malaysia and China," he said.

Despite the slow growth in consumer demand over the past several years, Sanders said that Sonoco is targeting aggressive, market-focused organic growth strategies and opportunities that should allow the Company to generate sales at up to twice the current growth rates for packaged consumer foods.

“We are beginning to systematically drive change at Sonoco to enhance innovation and pave the way for faster growth. To spur organic growth, we are using our new customized solutions process in three market-focused pilots in shaving, pet food and a food category we have termed 'Fresh & Natural.' If these pilots are successful, they should provide us a path toward achieving our accelerated organic sales growth targets.”

Key Takeaways
Sanders concluded the Company’s outlook by saying, “While there remains uncertainty in the global economy, we are projecting that 2014 should be a record year. Today, our focus is on optimizing our existing portfolio versus adding new technologies. By that I mean we are working to create capabilities inside our existing technologies as well as to build depth and volume through strategic acquisitions. To guide us forward, we will focus on maximizing cash flow from all operations, disproportionally investing in those businesses that have significant growth opportunities and optimizing our portfolio.”

Event Replay
A dial-in replay of the event will begin at noon ET, on Dec. 6, 2013, and will be available through Dec. 16, 2013. The toll-free replay number in the United States is 888-286-8010, and the international replay number is +617-801-6888. The access code is 46973476. The event webcast will be archived for 90 days at http://investor.sonoco.com under Webcasts and Presentations.

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Sonoco Details Strategic and Financial Targets – page 4

About Sonoco
Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective solutions and packaging supply chain services. With annual net sales of $4.8 billion, the Company has more than 19,900 employees working in over 347 operations in 34 countries, serving many of the world's best known brands in some 85 nations. Sonoco is a proud member of the 2013/2014 Dow Jones Sustainability World Index. For more information on the Company, visit our website at www.sonoco.com.

Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” “will,” “would,” “should,” “aspires,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, improved productivity and cost containment, adequacy of income tax provisions, refinancing of debt, realization of synergies resulting from acquisitions, adequacy of cash flows, anticipated amounts and uses of cash flows, effects of acquisitions and dispositions, adequacy of provisions for environmental liabilities, financial strategies and the results expected from them, sales growth, market leadership, realization of synergies resulting from acquisitions, continued payments of dividends, stock repurchases, producing improvements in earnings, financial results for future periods, goodwill impairment charges, expected amounts of capital spending, anticipated contributions to benefit plans, and creation of long-term value for shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

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Sonoco Details Strategic and Financial Targets – page 5

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:

•	availability and pricing of raw materials;

•	success of new product development and introduction;

•	ability to maintain or increase productivity levels and contain or reduce costs;

•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company’s existing business on operating results;

•	international, national and local economic and market conditions;

•	availability of credit to us, our customers and/or suppliers in needed amounts and/or on reasonable terms;

•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	pricing pressures, demand for products and ability to maintain market share;

•	continued strength of our paperboard-based tubes and cores, and composite can operations;

•	anticipated results of restructuring activities;

•	resolution of income tax contingencies;

•	ability to successfully integrate newly acquired businesses into the Company’s operations;

•	ability to win new business and/or identify and successfully close suitable acquisitions at the levels needed to meet growth targets;

•	rate of growth in foreign markets;

•	foreign currency, interest rate and commodity price risk and the effectiveness of related hedges;

•	liability for and anticipated costs of environmental remediation actions;

•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;

•	accuracy of assumptions underlying fair value measurements, accuracy of management’s assessments of fair value and fluctuations in fair value;

•	accuracy in valuation of deferred tax assets;

•	actions of government agencies and changes in laws and regulations affecting the Company;

•	loss of consumer or investor confidence; and

•	economic disruptions resulting from terrorist activities.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, sonoco.com.

References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.

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